Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-116214) of Global Signal Inc. pertaining to the Global Signal Inc. Omnibus Stock Incentive Plan of our report dated October 28, 2004, with respect to the statement of revenue and certain expenses of Lattice Acquisition, included in this Current Report on Form 8-K/A of Global Signal Inc.

                                                      /s/Ernst & Young LLP


Cincinnati, Ohio
January 12, 2005